                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                              September 29, 2000
                              ------------------
                                Date of Report
                       (Date of earliest event reported)



                               Loislaw.com, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                   Delaware
                                  ----------
                (State or other jurisdiction of incorporation)



        0-27463                                           71-0655999
        -------                                           ----------
(Commission file number)                      (IRS employer identification no.)



       105 North 28th Street
            Van Buren, AR                                    72956
            -------------                                    -----
(Address of principal executive offices)                   (Zip code)


                                (501) 471-5581
                                ---------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Information.

   On October 3, 2000, Loislaw.com, Inc. issued the following press release:

              LOISLAW.COM(TM) ANNOUNCES RESIGNATION OF PRESIDENT

VAN BUREN, AR - October 3, 2000 - Loislaw.com, Inc. (Nasdaq: LOIS), which provides lawyers, judges, law students, corporate legal departments and consumers with legal research materials via a Web browser, today announced the resignation of Mark O. Beyland, its President and Chief Financial Officer. Mr. Beyland also resigned as a director of the Company. Kyle D. Parker, Founder, Chairman, and Chief Executive Officer, has assumed Mr. Beyland's responsibilities as President of the Company on an interim basis. Mr. Parker previously performed the duties of President, in addition to his responsibilities as CEO, from the Company's founding in 1987 until Mr. Beyland was hired in May 1999. Randell Sisemore, Vice-President of Finance of the Company, will perform the functions of Chief Financial Officer on an interim basis.

Commenting on the announcement, Kyle Parker said, "We thank Mark for his contributions to Loislaw.com, Inc. and we wish him well." Mr. Parker also indicated that the Company will aggressively pursue the hiring of a new President and a new Chief Financial Officer. The Company does not anticipate that Mr. Beyland's resignation will have any adverse impact on the Company's financial condition or operations. The Company intends to announce its quarterly results on or about November 1, 2000.

                                     # # #

About Loislaw.com, Inc.
-----------------------

Loislaw.com, Inc. provides comprehensive, cost-effective and easy-to-use legal and related information over the Internet and on CD-ROM. It currently offers more than 2,000 databases estimated to contain more than 10 million documents of federal and state law, continuing legal education materials and other legal information. Its databases provide more than 100,000 news articles a month from more than 45 domestic and international news feeds. Loislaw.com's electronic libraries are currently available for all 50 states and the District of Columbia, the U.S. Supreme Court and all 13 U.S. Circuit Courts of Appeal.

Editorial Contacts:
-------------------
Loislaw.com, Inc.
Kyle Parker                     Chip Sexton
Chief Executive Officer         General Counsel
(800) 364-2512                  (800) 364-2512, ext. 3011
kparker@loislaw.com             csexton@loislaw.com


Loislaw.com(TM) and Law Office Information Systems(TM) (LOIS(R)), LOIS NewsFeeds(TM) and LOIS LawWatch(TM) are trademarks of Loislaw.com, Inc. LOIS Federal District Court OpinionsSM, LOIS Bankruptcy CollectionSM, GlobalCiteSM, The State/Federal Circuit CollectionSM and The National CollectionSM are service marks of Loislaw.com, Inc. THE TECHNOLOGY COMPANY WITH A LAW DEGREE(R), LOIS(R), and the LOIS Professional Library(R) are registered trademarks of Loislaw.com, Inc. All other trademarks are the property of their respective owners.

                                       2
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Loislaw.com Statement Under the Private Securities Litigation Reform Act
------------------------------------------------------------------------

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are dependent on certain risks and uncertainties. Actual results may differ materially due to a variety of factors, including without limitation the company's ability to predict and respond to rapid technological changes; the presence of competitors in the web-based legal information market with larger databases and greater financial resources; the availability of free legal information from Internet portal companies and government agencies; the acceptance of the company's products by its market; the company's loss of relationships with legal information providers; difficulties managing growth; difficulties caused by the Year 2000 problem; risks due to the company's reliance on foreign data converters; legal liability caused by legal information provided in the company's databases; and the other risks detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                                       3
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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LOISLAW.COM, INC.


                              /s/ Douglas W. Parker, Sr.
                              --------------------------
                              Douglas W. Parker, Sr.
                              Secretary

Date: October 3, 2000

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